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                                                                    Exhibit 16.1


                    [LETTERHEAD OF FELDMAN SHERB & CO., P.C.]

                                 April 30, 2001



Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Re:     LecStar Corporation
        File No. 33-95796

Dear Sir or Madam:

         We have read Item 4 of the Form 8-K of LecStar Corporation, dated April 30, 2001, and agree with the statements contained therein.


                                            Yours very truly,


                                            /s/ Feldman Sherb & Co., P.C.
                                            ------------------------------------
                                            Feldman Sherb & Co., P.C.